Exhibit 10.10


                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into on this 1st day of May, 2000 between Enterprises Solutions, Inc., a Nevada corporation ("Company"), and Alfred T. Saker, II ("Employee") (sometimes referred to collectively herein as "Parties").

         WHEREAS, the Company is engaged in the business of developing and operating internet and computer security solutions, government and corporate systems integration and contract selling and development work;

         WHEREAS, the Company seeks to employ Employee under the terms and conditions set forth in this Agreement;

         WHEREAS, Employee desires to be employed by the Company under the terms and conditions set forth herein and to render valuable services to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Term.

         The term of this Agreement shall begin on May 1, 2000 and continue from year to year unless this Agreement is terminated as herein provided. On April 30, 2001 and on the 30th day of April of each year thereafter, the term of Employee's employment shall be automatically extended one (1) additional year unless, on or before fourteen (14) days in advance of the 30th day of April for any year after 2000, the Company shall have delivered to Employee written notice that the term of Employee's employment hereunder will not be extended.

2. Scope and Duties.

         2.1 The Company hereby engages Employee as an executive employee in the position of Secretary/Treasurer and acting CFO. During his employment, Employee will perform such managerial and leadership duties and responsibilities for the Company, its affiliates and subsidiaries and any duties reasonably co-extensive with, or related or ancillary to said duties, consistent with the direction and authority provided by the President, CEO, and Board of Directors of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

         2.2 Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of the Company as the Board shall from time to time require and shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with his duties and responsibilities hereunder. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of this Agreement.

3. Compensation and General Benefits.

         3.1 Salary. During the Employment Period, the Company shall pay Employee a base salary of not less than $83,500, payable in semi-monthly installments. This salary shall be subject to periodic review at least annually, and may be increased during the term of this

Agreement and any extension hereof based on Company policy and the assessment of the Board of Directors regarding the value of Employee's contributions to the enterprise.

         3.2 Expenses. The Company shall reimburse Employee for all reasonable travel, entertainment and other expenses related to his employment by or promotion of the Company. Employee shall provide a written accounting and receipts of all expenses for which reimbursement is sought on a monthly basis and the Company shall reimburse all such expenses within ten (10) days following receipt of each written accounting.

         3.3 Common Stock. Employee shall be entitled to purchase 24,000 shares of the Common Stock of the Company, in blocks of 8000 shares each on or after September 1, 2000, September 1, 2001, and September 1, 2002, paying the aggregate price of Eight Dollars ($8.00) for each block of shares, provided that the Employee is then employed with the Company. Such stock shall be restricted pursuant to Rule 144 of the U.S. Securities and Exchange Commission.

         3.4 Other. Employee shall be entitled to participate in any and all stock option, stock bonus, pension, profit sharing, retirement or other similar plans adopted by the Company. Employee shall be entitled to such fringe benefits as the Company shall establish for its executives generally which shall include with respect to Employee at least two weeks paid vacation annually, life insurance, disability pay and such other benefits as the Company shall adopt, subject to the discretion of the Company to add or delete such standard benefits as the Board deems appropriate, from time to time.

4.       Non-Competition Agreement.

         4.1 Employee will not, during the period of this Agreement or of his employment by or with the Company, and for a period of two (2) years thereafter, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature (i) call upon any customer of the Company (including, but not limited to, any customer obtained for the Company by Employee) for the purpose of soliciting or selling any products or services in competition with those of the Company or its affiliates;
(ii) call upon any employee of the Company or any of its affiliates for the purpose or with the intent of enticing them away from or out of the employ of the Company or any reason whatever; (iii) establish, enter, be employed by, advise, consult with or become a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for himself or for others, in competition with the Company or its affiliates within one hundred (100) miles of the home office of the Company and/or any affiliated company location, such location having a permanent and known facility wherein Employee has served in any capacity and wherever Employee has performed duties or had management responsibility on behalf of the Company or its affiliates; or
(iv) during or after the term of his employment with the Company, disclose the Company's customers or any other trade secrets of the Company whether in existence or proposed, to any person, firm partnership, corporation or business for any reason or purpose whatsoever.

         4.2 Because of the difficulty of measuring economic losses to the Company and its affiliates as a result of his breach of the foregoing covenant and because of the immediate and irreparable damage that would be caused to the Company and its affiliates for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company and its affiliates in the event of breach by him by injunctions and restraining orders.

         4.3 It is agreed by the parties that the foregoing covenants in this paragraph 4 are necessary to protect the goodwill and business interests of the Company and its affiliates and impose a reasonable restraint on Employee in light of the activities and business of the Company and its affiliates on the date of the execution of this Agreement and the future plans of the Company; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the activities and business of the Company and its affiliates on the date of the termination of the employment of Employee.

         4.4 In the event any court of competent jurisdiction shall determine that the scope, time or territorial restriction set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

         4.5 All of the covenants in this section 4 shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against the Company or its affiliates, whether predicated in this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

5.       Non-Disclosure Agreement and Proprietary Information.

         5.1 Employee recognizes and acknowledges that the information, techniques, processes, formulas, developments, experimental work, work in progress, business, list of the Company's customers and any other trade secret or other secret or confidential information relating to Company's business as they may exist from time to time are valuable, special and unique assets of Company's business. In addition, Employee recognizes that Company is continually engaged in research and development of new inventions and improvements to the information, techniques, processes, formulas, developments, trade secrets, and other secrets and confidential matters relating to Company's business. Therefore, Employee agrees as follows:

          a) That Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to his employment, without the express authorization of the Board of Directors of the Company, any information, manufacturing technique, process, business customer lists, trade secrets or any other secrets or confidential matter relating to any aspect of the Company's business as designated from time to time by the Board of Directors of Company, except as such disclosure or use may be required in connection with Employee's work for the Company.

          b) That upon request or at the time of leaving the employ of the Company, Employee will deliver to the Company, and not keep or deliver to any other party, any and all notes, memoranda, documents and other material relating to the Company's business.

          c) That the Board of Directors of the Company may from time to time designate other subject matters requiring confidentiality and secrecy which shall be deemed to be covered by the terms of this Agreement.

         5.2 In the event of a breach or threatened breach by Employee of the provisions of this Paragraph 5, the Company shall be entitled to an injunction:

          a) Restraining Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or

          b) Requiring that Employee deliver to Company all information, documents, notes, memoranda and any other material as described above upon Employee's leave of the employ of the Company.

         5.3 Nothing in this Section 5 shall be construed as prohibiting the Company from pursuing other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employer.

6.       Termination.

         6.1 Termination. This Agreement and Employee's employment may be terminated as follows:

          a)   death of Employee;

          b) after thirty (30) days written notice ("Notice of Termination") to Employee if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of three (3) months, Employee is unable to perform his duties under this agreement.

          c) Employee provides thirty (30) days written notice of his intent to resign his position.

          d) By the Company without notice, with or without cause. In the event the Company terminates the Employee's employment, all salary and benefits, and rights to Company stock, will be pro rated up to the effective date of termination, or the last day of employment of the Employee, whichever is later. The Company shall have no further obligations to Employee under this Agreement, except for those obligations that may have vested as a matter of law or pursuant to this Agreement.

         6.4 Key Man Insurance. The Company shall be permitted to take key man life insurance out on employee, with the Company as beneficiary in the amount up to $1,000,000.

         6.5 Except as required above, the Company shall not be required to maintain in force for the benefit of Employee any employee benefit plans or programs following the date of termination.

7.       Representations of Employee.

         Employee represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any other persons or entity and that the execution of this Agreement by Employee and his employment by the Company or its affiliates and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify the Company and its affiliates for any claim, including, but not limited to, attorney's fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company or its affiliates based upon or arising out of any non-competition agreement or invention and secrecy agreement between Employee and such third party.

8. General Provisions.

         8.1 Entire Agreement. This Agreement represents the entire agreement of the parties. There are no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written agreement may not be later modified except by a further writing signed by the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

         8.2 Nondelegation of Duties. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee therefore agrees that he cannot delegate any of his duties under this Agreement.

         8.3 Notice. Notice to be given under this Agreement shall be in writing and addressed as follows:

         To the Company:                    Dr. John A. Solomon
                                            Enterprises Solutions Inc.
                                            140 Wood Road
                                            Suite 200
                                            Braintree, MA  02184

         To Employee:                       Alfred T. Saker, II
                                            1504 Yuma Street
                                            Apartment 206
                                            Colorado Springs, CO 80909


Notice shall be deemed given and effective three (3) days after the deposit in the United States mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 8.3.

         8.4 Severability. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

         8.5 Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Massachusetts. Any dispute arising under this Agreement must be brought in a court of competent jurisdiction in the State of Massachusetts.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date herein first set forth.



                                                ENTERPRISES SOLUTIONS INC.
WITNESSED BY:

/s/ Charles E. Bobbish                          /s/ John A. Solomon
- -----------------------                         ---------------------
                                                John A. Solomon
Dated: 9-6-00                                   President and CEO


                                                EMPLOYEE:
WITNESSED BY:

/s/ Michael Paige                               /s/ Alfred T. Saker
- -----------------                               --------------------


           September 6, 2000
Dated: -----------------------